SEVERANCE AND TERMINATION AGREEMENT

         AGREEMENT, dated as of October 22, 1997, by and between MICHAEL ANTHONY JEWELERS, INC., a Delaware corporation (the "Corporation") and MARK HANNA (the "Executive").
                                    * * * * *

         WHEREAS, the Corporation considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Corporation's stockholders;

         WHEREAS, the Corporation desires to induce the Executive to provide services to the Corporation, and the Executive desires to furnish such services to the Corporation;

         NOW THEREFORE, in consideration of the Executive's agreement to provide services to the Corporation, the parties hereto agree as follows:

         1. EMPLOYMENT AT WILL; TERMINATION. Executive shall be an employee at will of the Corporation, and the Corporation may terminate the Executive's employment at any time, but only after the Corporation provides compensation for the benefits hereinafter specified in accordance with the terms hereof.

         2. TERMINATION WITHOUT CAUSE.

                  (a) If the Corporation shall terminate the employment of the Executive without Cause, then the Executive shall be entitled to the benefits provided in Paragraph 3 hereof.

                  (b) "Cause" shall mean:
                           (i) the conviction of Executive of a crime involving moral turpitude or any act(s) or omission(s) on the part of the Executive of fraud, dishonesty or willful misconduct in connection with the performance of his duties and responsibilities as an officer and employee of Corporation, which


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                                act or acts would,  if prosecuted,  constitute a
                                crime; or

                           (ii) the  willful  engaging  by  Executive  in  gross
                                misconduct    materially    injurious   to   the
                                Corporation.

For purposes of this Paragraph 2(b), no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief by the Executive that such action or omission was in the best interest of the Corporation.

                  (c) Notwithstanding anything to the contrary, Executive's employment with the Corporation will be terminated as a result of his death or Permanent Disability. For the purpose of this Paragraph 2(c), "Permanent Disability" shall be deemed to occur after 180 days in the aggregate during any consecutive twelve-month period, or 135 consecutive days, during which 180 or 135 days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to perform his essential duties and responsibilities as an officer and employee of the Corporation in any material respects.

         3. SEVERANCE EVENTS; CERTAIN BENEFITS UPON TERMINATION. If on or before October 22, 2000, the Corporation shall terminate the employment of the Executive without Cause (such event hereafter referred to as a "Severance Event"), the Executive shall be entitled to the following payments or benefits:

                 (i) Payment by the Corporation of the Executive's base salary through the effective date of the Severance Event ("Severance Event Effective Date") and for three months thereafter; and

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                 (ii) The  Corporation  shall  maintain in full force and effect for the Executive at the Corporation's expense for a three-month period after the Severance Event Effect Date, all employee benefit plans and programs or arrangements in
                      which   Executive   had  been   entitled  to   participate
                      immediately   prior  to  the  Severance   Effective  Date,
                      provided that the Executive's continued participation is possible under the general terms and provisions of such
                      plans  and  programs.   In  event  that  the   Executive's
                      participation in any such plan or program is not possible, the Corporation shall arrange shall provide the Executive
                      with  benefits   substantially   similar  to  those  which
                      Executive was entitled to receive under such plans and programs.

Executive agrees to sign a General Release of the Company as a condition of receiving such severance payments and benefits.

         5. TERM OF AGREEMENT. This Agreement shall expire three years after the date hereof. Following the expiration of this Agreement, the Executive, upon the termination of his employment by the Corporation, shall be entitled to such severance payment, if any, made available to similarly situated executives of the Corporation, for their termination under substantially similar circumstances.

         6. NOTICES. Any notice to be given under this Agreement shall be personally delivered in writing or shall have been duly given on the fifth day after it has been posted in the United States mails, postage pre-paid, registered or certified, return receipt requested, and if mailed to the Corporation shall be addressed to:

                           Michael Anthony Jewelers, Inc.
                           115 South MacQuesten Parkway
                           Mount Vernon, New York 10550
                           Attn: Chief Executive Officer


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and, if mailed to the Executive, shall be addressed to:

                           Mark Hanna
                           27 Knapton Street
                           Barrington, Rhode Island 02806

         7. MODIFICATION. This Agreement, taken together with that certain letter dated October 15, 1997 to Executive from Michael Paolercio, sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among and concerning such subject matter and may be modified by a written instrument duly executed by such parties hereto.

         8. BINDING EFFECT; ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Corporation and the Executive and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, and any purported assignment without such consent shall be void.

         9. GOVERNING LAW. This Agreement is being executed in and shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to conflict of laws.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          MICHAEL ANTHONY JEWELERS, INC.


                                          By: /s/ MICHAEL PAOLERCIO
                                             -----------------------------------
                                                  Michael Paolercio
                                                  Chief Executive Officer


                                              /s/ MARK HANNA
                                             -----------------------------------
                                                  Mark Hanna